UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Intensity Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Wilton Road, 3rd Floor Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

(203) 221-7381

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On July 10, 2023, Intensity Therapeutics, Inc. (the “Company”) announced that in connection with its upsized initial public offering of 3,900,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), as previously reported in a Current Report on Form 8-K filed on July 5, 2023, The Benchmark Company, LLC, as representative of the underwriters (the “Representative”), has exercised in full its option to purchase 585,000 additional shares of Common Stock at a public offering price of $5.00 per share for additional gross proceeds of $2,925,000. In exchange for the Representative’s services, the Company (i) sold the Common Stock to the Representative at a purchase price of $4.65 per share representing a 7.0% underwriting discount, (ii) paid a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds, and (iii) issued the Representative (or its designees) a warrant to purchase shares of Common Stock representing 7.0% of the number of shares sold in the offering (the “Representative’s Warrant”).

A copy of the press release and a form of the Representative’s Warrant are attached as Exhibits 99.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 5, 2023).
99.1	Press Release issued July 10, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2023

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	Chief Executive Officer

[Signature Page to the Form 8-K]

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